PLAN OF EXCHANGE
BY WHICH
Exercise For Life Systems, Inc.
(a North Carolina corporation)
SHALL ACQUIRE
Mediamatic Ventures Inc.
(a corporation organized under the laws of Canada)

This Plan of Exchange (the “Agreement” or “Plan of Exchange”) is made and dated as of this 10th day of February 2011, and is intended to supersede all previous oral or written agreements, if any, between the parties, with respect to its subject matter. This Agreement anticipates that extensive due diligence shall have been performed by both parties. All due diligence shall have been completed by the Parties no later than January 20, 2011.

I. RECITALS

1. The Parties to this Agreement:

(1.1) Exercise For Life Systems, Inc. ("EFLS"), a North Carolina corporation.

(1.2)  Mediamatic Ventures Inc., a corporation organized under the laws of Canada (“MMV”).

(1.3)  Adam Slazer ("Mr. Slazer"), President, Director and Majority Shareholder of EFLS.

2. The Capital of the Parties:

(2.1) The Capital of EFLS consists of 100,000,000 authorized shares of Common Stock, par value $0.0001, of which 11,552,050 shares are issued and outstanding.

(2.2) The Capital of MMV consists of an unlimited number of common shares  of Class A voting common stock, of which as of the date of this Agreement, there are 15,685,692 shares issued and outstanding the “Capital Shares”), an unlimited number of common shares  of Class B voting common stock, none of which is outstanding as of the date of this Agreement, an unlimited number of common shares  of Class C non-voting common stock, none of which is outstanding as of the date of this Agreement, an unlimited number of common shares  of Class D non-voting common stock, none of which is outstanding as of the date of this Agreement, and an unlimited number of common shares of Class E non-voting preferred stock, none of which is outstanding as of the date of this Agreement.

(1.3) Adam Slazer ("Mr. Slazer"), holds 9,884,730 shares of EFLS Common Stock, representing approximately 85.6% of the 11,552,050 issued and outstanding shares of EFLS’s Common Stock.

3. Transaction Descriptive Summary: EFLS desires to acquire MMV and the shareholders of MMV (the “MMV Shareholders”) desire that MMV be acquired by EFLS.  EFLS would acquire 100% of the Capital Shares of MMV, it being understood that MMV has total assets of at least $3,200,000 and MMV total liabilities of no greater than $850,000 (excluding contingent liabilities), in exchange for an issuance by EFLS of 28,000,000 new shares of Common Stock of EFLS to MMV Shareholders or their assigns (see attached distribution).  At the Closing, EFLS also will issue an aggregate of 10,332,680 to four persons for services rendered on behalf of EFLS.  In addition, MMV and/or the MMV Shareholders would acquire 9,884,730 shares of EFLS Common Stock from Mr. Slazer for cancellation in exchange for a promissory note payable to Mr. Slazer by MMV and/or the MMV Shareholders in an amount equal to $75,000 (the “Slazer Note”), which shall not bear interest and shall be due on August 9, 2011 and collateralized by an aggregate of 375,000 shares of EFLS common stock owned by Greentree Financial Group, Inc. and/or Linear (the “Escrow Shares”). The promissory note made by the MMV and/or the MMV Shareholders, collateralized by the Escrow Shares, and payable to Mr. Slazer shall be interpreted together with this Agreement. The 9,884,730 shares acquired from Mr. Slazer will be returned to treasury. The above issuance and retirement will give the MMV Shareholders a 'controlling interest' in EFLS representing approximately 70% of the issued and outstanding shares of Common Stock. The transaction shall be conditioned upon (1) EFLS or its pre-transaction EFLS shareholders shall eliminate all known or potential liabilities of EFLS as of the closing date. This shall include, but is not limited to, any accounts payable, accrued expenses, as well as any liabilities shown on its quarterly report for the period ended September 30, 2010 (FORM 10Q) filed with the Securities and Exchange Commission prior to the Closing. Mr. Slazer hereby acknowledges that he and the pre-transaction EFLS  Shareholders will be fully responsible for any unknown or undisclosed liabilities up until transfer of control under this Plan of Exchange; (2) Mr. Slazer  and pre-transaction EFLS shareholders shall pledge that in the event there come to exist any expenses concerning any known or unknown lawsuit, legal dispute or any correlation expense caused by original EFLS Corporation and their shareholders, Mr. Slazer and such Shareholders shall undertake full responsibility and afford the correlation expenses after the Closing; (3) stock certificates representing 9,884,730 shares of Common Stock of EFLS shall be deposited by Mr. Slazer into the escrow account of Greentree Financial Group, Inc. ("Escrow Agent") for cancellation, in exchange for the $75,000 promissory note made by one or more MMV Shareholders which shall also be simultaneously deposited into the escrow account of Escrow Agent;  (4) the issuance of 28,000,000 new shares of Common Stock of EFLS to the MMV shareholders, and an aggregate of 10,332,680 to four persons for services rendered on behalf of EFLS, which shall be deemed outstanding for all purposes at the Closing whether or not stock certificates have been issued representing such shares, (6) a pledge of the Escrow Shares to be used as collateral on the above mentioned promissory note, (5) the resignation of Mr. Slazer from the board of directors and as officer of EFLS and appointment of his successor(s) as designated by MMV and/or the MMV Shareholders.

4. SEC compliance. EFLS shall cause the filing with the Commission of a Current Report on Form 8-K, not later than 1:00 PM, East Coast time on February 11, 2011, reporting the execution of this Agreement.

5. North Carolina compliance.  Articles of Exchange are required to be filed by North Carolina law as the last act to make the plan of exchange final and effective under North Carolina law.

6. Audited Financial Statements. Certain filings under the Securities Exchange Act of 1933, such as a Current Report on Form 8-K, require audited financial statements of MMV to be filed with the SEC within 4 days of the date hereof, with respect to this transaction.  In connection with EFLS’s filing of a Current Report on Form 8-K, as it relates to this transaction, audited financial statements of MMV will be filed with the SEC in accordance with Form 8-K.  MMV has agreed to provide audited financial statements prepared in conformity with U.S. GAAP to EFLS at or prior to closing.

II. PLAN OF EXCHANGE

1. Conditions Precedent to Closing.

The obligation of the parties to consummate the transactions contemplated herein are subject to the fulfillment or waiver prior to the closing of the following conditions precedent:

(1.1) Shareholder Approval. MMV and EFLS shall have secured their shareholder approvals for this transaction, if required, in accordance with the laws of its place of incorporation and its constituent documents.

(1.2) Board of Directors. The Boards of Directors of each of MMV and EFLS shall have approved the transaction and this agreement, in accordance with the laws of its place of incorporation and its constituent documents.

(1.3) Due Diligence Investigation. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction.

(1.4) The rights of dissenting shareholders, if any, of each party shall have been satisfied and the Board of Directors of each party shall have determined to proceed with the Plan of exchange.

(1.5) All of the terms, covenants and conditions of the Plan of exchange to be complied with or performed by each party before Closing shall have been complied with, performed or waived in writing;

(1.6) Delivery of Audited Financial Statements.   MMV shall have delivered to EFLS audited financial statements and an audit report thereon for the years ended December 31, 2009, and unaudited financial statements for the nine months ended September 30, 2010,  indicating MMV has total assets of at least $3,200,000 and total liabilities of no greater than $850,000 (excluding  contingent liabilities). Any required audits shall be prepared by a PCAOB member audit firm in accordance with U.S. GAAP at MMV’s expense.

(1.7) The representations and warranties of the parties, contained in the Plan of exchange, as herein contemplated, except as amended, altered or waived by the parties in writing, shall be true and correct in all material respects at the Closing with the same force and effect as if such representations and warranties are made at and as of such time; and each party shall provide the other with a certificate, certified either individually or by an officer,  dated as of the Closing Date, to the effect, that all conditions precedent have been met, and that all representations and warranties of such party are true and correct as of that date. The form and substance of each party's certification shall be in form reasonably satisfactory to the other.

        (1.8) Certificate from Adam Slazer.  In order to induce the MMV Shareholders to enter into this Plan of Exchange, Mr. Slazer hereby represents, warrants and covenants to the MMV Shareholders, which representations, warranties and covenants shall survive the closing, as follows:

(i)
  EFLS is a corporation duly organized and validly existing under the laws of the State of North Carolina and has all requisite corporate power to own, operate and lease its properties and assets and to carry on its business. The authorized capitalization and the number of issued and outstanding capital shares of EFLS are accurately and completely set forth in the Plan of Exchange.

(ii)
  The issued and outstanding shares of EFLS (including 38,332,680 new investment shares of Common Stock of EFLS to be issued to the MMV Shareholders and four other persons) have been duly authorized and validly issued and are fully paid and non-assessable.

(iii)
Immediately prior to the transactions contemplated hereby, EFLS had outstanding 11,552,050 shares of its Common Stock, no shares of preferred stock, and no options or warrants to purchase any capital stock of EFLS, or any notes or other securities convertible into or exchangeable for any capital stock of EFLS, other than shares to be issued pursuant to the terms of this Plan of Exchange.

(iv)
Immediately after the transactions contemplated hereby, EFLS shall have outstanding not more than 40,000,000 shares of common stock and no shares of preferred stock, which outstanding common stock shall consist of (a) 1,667,320 EFLS shares outstanding immediately prior to the closing not owned by Mr. Slazer, (b) [intentionally left blank]; (c) 28,000,000 EFLS shares issued at the closing to the MMV Shareholders pursuant to this Plan of Exchange, (d) 3,980,000 EFLS shares to be issued at the closing to MergersLawyers.net, Inc. for services rendered on behalf of EFLS in connection with this transaction, (e) 2,737,867 EFLS shares issued at the closing to Greentree Financial Group Inc. for services rendered on behalf of EFLS, (f) 2,737,867 EFLS shares issued at the closing to Linear for services rendered on behalf of EFLS, and (g) 876,946 EFLS shares issued at the closing to Mr. Slazer for services rendered on behalf of EFLS.  All shares shall be fully paid and non-assessable, and all shares referred to in clauses (c) through (g) above, inclusive, shall be unregistered stock, and shall bear the restrictive stock legends required by applicable federal and state securities laws.  Immediately after the Closing, there shall be no options or warrants to purchase EFLS equity stock, or any notes or other securities exchangeable for or convertible into EFLS equity stock, other than the currently outstanding MMV Convertible Notes, as to which MMV shall have the right to cause EFLS to offer EFLS shares in lieu of MMV shares upon conversion.

(v)
  Mr. Slazer has the full right, power and authority to sell, transfer and deliver the 9,884,730 shares of Common Stock of EFLS for cancellation, and EFLS has the full right, power and authority to sell, transfer and deliver the 38,332,680 new investment shares of Common Stock of EFLS to the MMV Shareholders and four other persons, and, upon delivery of the certificates representing such shares as contemplated in the Plan of Exchange, will transfer to the MMV Shareholders and the other four persons  good, valid and marketable title thereto, free and clear of all liens.

(vi)
  EFLS has taken all steps in connection with the Plan of Exchange and the issuance of the EFLS shares referred to in clauses(c) through (g), inclusive, of 1.8(iv) above, which are necessary to comply in all material respects with the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as well as the rules and regulations promulgated pursuant thereto as well as any regulatory requirements of the State of North Carolina, if any.

(vii)
  EFLS shall eliminate all known or potential liabilities of EFLS as of the closing date. This shall include, but is not limited to, any accounts payable, accrued expenses, as well as any liabilities shown on its quarterly report for the period ended September 30, 2010 (FORM 10Q) filed with the Securities and Exchange Commission prior to the Closing. An acknowledgement from Mr. Slazer and the pre-transaction EFLS  Shareholders  that they will be fully responsible for any unknown or undisclosed liabilities up until transfer of control under this Plan of Exchange.

(viii)	To the best of Mr. Slazer’s knowledge after reasonable due diligence, EFLS has no pending or threatened litigation.

(ix)	EFLS and Mr. Slazer have complied with all applicable provisions of North Carolina law in connection with the transactions contemplated by this Plan of Exchange.

(x)
  In the event any expenses concerning any known or unknown lawsuit, legal dispute or any correlation expense caused by original EFLS Corporation and/or their shareholders shall arise, Mr. Slazer shall undertake full responsibility and afford the correlation expenses after the Closing.

       (1.9) Compliance with Canadian Law. MMV hereby represents to EFLS that consummation of this transaction by the MMV Shareholders will comply with all applicable laws, rules and policies of the province of Alberta and government of Canada.

2. Conditions Concurrent and Subsequent to Closing.

(2.1) Delivery of Capital Shares of MMV.  Immediately upon the closing of this transaction, EFLS shall have 100% of the outstanding common stock of MMV.

(2.2) Acquisition Share Issuance. At the Closing, Mr. Slazer shall deliver 9,884,730 shares of Common Stock of EFLS for cancellation, and EFLS shall issue the shares specified to the persons identified in 1.8(iv) above.

The above purchase and issuance will give the MMV Shareholders a 'controlling interest' in EFLS representing approximately 70% of the issued and outstanding shares of Common Stock.  All parties to this agreement shall deliver true and correct shareholder lists to the other at Closing.

(2.3) Officer and Director Appointments.   At the Closing, the current Board of Directors of EFLS shall appoint Jeremy Ostrowski as a director and the sole officer of EFLS, and shall thereupon resign as directors and/or officers of EFLS, and Jeremy Ostrowski shall thereupon appoint Al Hayes, Neil Hudd, Gerald Lotterstein and Terry O’Hearn to fill vacancies on the Board of Directors of EFLS.

(2.4) Pending Litigation.   MMV currently has pending litigation at Closing (568212 BC Ltd., et al V. Mediamatic Ventures, Inc., Action No. 1001-12407 in the Judicial District of Calgary). Jeremy Ostrowski (“Mr. Ostrowski”) agrees to indemnify and hold harmless EFLS with respect to this action and in connection therewith Mr. Ostrowski shall deposit into an escrow within ten (10) days after receiving certificates for his EFLS shares one or more certificates representing an aggregate of 4,000,000 EFLS shares, which shares shall be canceled to offset any settlement payments or other payments made to the plaintiffs in such litigation, at the rate of the greater of (i) fifty cents ($0.50) per share or (ii) the then fair market value of one share of EFLS share as represented by its average bid price for the immediately preceding five (5) business days prior to the date of such offset .  Mr. Ostrowski will not be reimbursed from EFLS for any of these costs.

3. Plan of Exchange

(3.1) Exchange: EFLS shall acquire 100% the Capital Shares of MMV, with MMV having total assets of at least $3,200,000 and MMV total liabilities of no greater than $850,000 (excluding the contingent liability), and MMV shall become a wholly-owned subsidiary of EFLS.

(3.2) Delivery of Common Stock: At the Closing, EFLS shall deposit 9,884,730 shares of Common Stock of EFLS to the account of Escrow Agent for cancellation and Greentree Financial Group and Linear shall deliver an aggregate of 375,000 shares to the account of Escrow Agent which shall serve as collateral for the Slazer Note.  The Escrow Agent shall deliver for cancellation all of the Slazer shares.

(3.3) Issuance of Common Stock: At the Closing, EFLS shall issue an aggregate of 28,000,000 new investment shares of Common Stock of EFLS to the MMV Shareholders: as follows: At the Closing, each of the 15,685,692 shares of MMV Common Stock outstanding will immediately be deemed to represent 1.785066 shares of EFLS Common Stock, with any fractional share rounded up to the nearest full share, and provided that if as a result more than 28,000,000 shares otherwise would be issuable to EFLS, Mr. Ostrowski will reduce the number of shares to which he otherwise would be entitled so that not more than 28,000,000 shares are issued to EFLS.  Such shares shall be deemed outstanding at the closing whether or not the transfer agent for EFLS has issued such stock certificates.  EFLS shall also issue an additional 10,332,680 EFLS shares to four persons as specified in 1.4(c) through (g) inclusive. The parties intend this to be a tax free transaction by EFLS to the extent permitted by the Internal Revenue Code

(3.4) Closing/Effective Date: The Plan of exchange shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, and upon compliance with governmental filing requirements, such as, without limitation, filings under the Securities Exchange Act of 1933, and the filing of Articles of Exchange, if applicable under State Law. Closing shall occur upon the approval by the Board of Directors of the parties hereto or are waived by the parties.  At the Closing Mr. Slazer shall cause to be filed on behalf of EFLS any filing required by North Carolina law to effect the Plan of Exchange.

(3.5) Surviving Corporations: Both corporations shall survive the exchange herein contemplated and shall continue to be governed by the laws of its respective jurisdiction of incorporation.

(3.6) Rights of Dissenting Shareholders: Each Party is the entity responsible for the rights of its own dissenting shareholders, if any. EFLS represents to MMV that there are no rights of dissenting shareholders with respect to the transaction under north carolina law, and mmv represents to efls that there are no rights of dissenting shareholders with respect to the transaction under canadian law.

(3.7) Service of Process and Address: Each corporation shall continue to be amenable to service of process in its own jurisdiction, exactly as before this acquisition.  The address of EFLS is 9610 Sunset Grove Drive, Huntersville, NC  28078. The address of MMV is 92 Gleneagles View, Cochrane, Alberta, Canada  T4C 1P2.  The address of EFLS will be changed, according to the instruction of MMV, before filing of the Form 8-K.

(3.8) Articles of Incorporation: the Articles of Incorporation of each Corporation shall remain in full force and effect, unchanged.

(3.9) By-Laws: the By-Laws of each Corporation shall remain in full force and effect, unchanged.

(3.10) Further Assurance, Good Faith and Fair Dealing: the Directors of each Company shall execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant expressly hereby to deal fairly and in good faith with each other and each others’ shareholders. In furtherance of the parties desire, as so expressed, and to encourage timely, effective and businesslike resolution the parties agree that any dispute arising between them, capable of resolution by arbitration, shall be submitted to binding arbitration. As a further incentive to private resolution of any dispute, the parties agree that each party shall bear its own costs of dispute resolution and shall not recover such costs from any other party.

    (3.11) General Mutual Representations and Warranties. The purpose and general import of the Mutual Representations and Warranties are that each party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct. These warranties and representations are made by each party to the other, unless otherwise provided in this agreement, and they speak and shall be true immediately before Closing.

(3.11.1) Organization and Qualification. Each corporation is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

(3.11.2) Corporate Authority. Each corporation has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

(3.11.3) Ownership of Assets and Property. Each corporation has lawful title and ownership of it property as reported to the other, and as disclosed in its financial statements.

(3.11.4) Absence of Certain Changes or Events. Each corporation has not had any material changes of circumstances or events which have not been fully disclosed to the other party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable.  Specifically, and without limitation:

   (3.11.4-a) the business of each corporation shall be conducted only in the ordinary and usual course and consistent with its past practice, and neither party shall purchase or sell (or enter into any agreement to so purchase or sell) any properties or assets or make any other changes in its operations, respectively, taken as a whole, or provide for the issuance of, agreement to issue or grant of options to acquire any shares, whether common, redeemable common or convertible preferred, in connection therewith;

   (3.11.4-b) Except as set forth in this Plan of Exchange, neither corporation shall (i) amend its Articles of Incorporation or By-Laws, (ii) change the number of authorized or outstanding shares of its capital stock, or (iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property to the extent that which might contradict or not comply with any clause or condition set forth in this Plan of Exchange;

   (3.11.4-c) Except as set forth in this Plan of Exchange, neither corporation shall (i) issue, grant or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock, (ii) incur any indebtedness other than in the ordinary course of business, (iii) acquire directly or indirectly by redemption or otherwise any shares of its capital stock of any class or (iv) enter into or modify any contact, agreement, commitment or arrangement with respect to any of the foregoing;

   (3.11.4-d) Except in the ordinary course of business, neither party shall (i) increase the compensation payable or to become payable by it to any of its officers or directors; (ii) make any payment or provision with respect to any bonus, profit sharing, stock option, stock purchase, employee stock ownership, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of its employees (iii) grant any stock options or stock appreciation rights or permit the exercise of any stock appreciation right where the exercise of such right is subject to its discretion (iv) make any change in the compensation to be received by any of its officers; or adopt, or amend to increase compensation or benefits payable under, any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, termination or severance or other plan, agreement, trust, fund or arrangement for the benefit of employees, (v) enter into any agreement with respect to termination or severance pay, or any employment agreement or other contract or arrangement with any officer or director or employee, respectively, with respect to the performance or personal services that is not terminable without liability by it on thirty days notice or less, (vi) increase benefits payable under its current severance or termination, pay agreements or policies or (vii) make any loan or advance to, or enter into any written contract, lease or commitment with, any of its officers or directors;

   (3.11.4-e) Neither party shall assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation, other than obligations and liabilities expressly assumed by the other that party;

   (3.11.4-f) Neither party shall make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation.

(3.11.5) Absence of Undisclosed Liabilities. Each corporation has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

(3.11.6) Legal Compliance. Each corporation shall comply in all material respects with all Federal, state, local and other governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations (including all applicable securities laws), orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority applicable to each of them or their respective assets or to the conduct of their respective businesses, and use their best efforts to perform all obligations under all contracts, agreements, licenses, permits and undertaking without default.

(3.11.7) Legal Proceedings. Each corporation has no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

(3.11.8) No Breach of Other Agreements.  This Agreement, and the faithful performance of this agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

(3.11.9) Capital Stock. The issued and outstanding shares and all shares of capital stock of each corporation is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such corporation.

(3.11.10) SEC Reports. EFLS has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since the date of its registration under the Securities Act of 1933, as amended (collectively, including all exhibits thereto, the "EFLS SEC Reports").  None of the EFLS SEC Reports, as of their respective dates, contained any untrue statements of material fact or failed to contain any statements which were necessary to make the statements made therein, in light of the circumstances, not misleading.  All of the EFLS SEC Reports, as of their respective dates (and as of the date of any amendment to the respective EFLS SEC Reports), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated there under.

(3.11.11) Brokers' or Finder's Fees. Each corporation is unaware of any claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either company.

(3.12) Miscellaneous Provisions

(3.12.1) Except as required by law, no party shall provide any information concerning any aspect of the transactions contemplated by this Agreement to anyone other than their respective officers, employees and representatives without the prior written consent of the other parties hereto. The aforesaid obligations shall terminate on the earlier to occur of (a) the Closing, or (b) the date by which any party is required under its articles or bylaws or as required by law, to provide specific disclosure of such transactions to its shareholders, governmental agencies or other third parties. In the event that the transaction does not close, each party will return all confidential information furnished in confidence to the other.  In addition, all parties shall consult with each other concerning the timing and content of any press release or news release to be issued by any of them.

(3.12.2) This Agreement may be executed simultaneously in two or more counterpart originals. The parties can and may rely upon facsimile signatures as binding under this Agreement, however, the parties agree to forward original signatures to the other parties as soon as practicable after the facsimile signatures have been delivered.

(3.12.3) The Parties to this agreement have no wish to engage in costly or lengthy litigation with each other. Accordingly, any and all disputes which the parties cannot resolve by agreement or mediation shall be submitted to binding arbitration under the rules and auspices of the American Arbitration Association.  The venue for arbitration shall be Charlotte North Carolina.  As a further incentive to avoid disputes, each party shall bear its own costs, with respect thereto, and with respect to any proceedings in any court brought to enforce or overturn any arbitration award. This provision is expressly intended to discourage litigation and to encourage orderly, timely and economical resolution of any disputes which may occur.

(3.12.4) If any provision of this Agreement or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of the Agreement and the application of such provision to other persons or situations shall not be effected thereby but shall continue valid and enforceable to the fullest extent permitted by law.

(3.12.5) No waiver by any party of any occurrence or provision hereof shall be deemed a waiver of any other occurrence or provision.

(3.12.6) The parties acknowledge that both they and their counsel have been provided ample opportunity to review and revise this agreement and that the normal rule of construction shall not be applied to cause the resolution of any ambiguities against any party presumptively. The Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

4. Termination. The Plan of exchange may be terminated by written notice, at any time prior to closing, (i) by mutual consent, (ii) by either party during the due diligence phase, (iii) by either party, in the event that the transaction represented by the anticipated Plan of exchange has not been implemented and approved by the proper governmental authorities 60 days from the date of this Agreement, or (v) by either party in the event that a condition of closing is not met by February 12, 2011. In the event that termination of the Plan of exchange by either or both, as provided above, the Plan of exchange shall forthwith become void and there shall be no liability on the part of either party or their respective officers and directors.

5. Closing.  The parties hereto contemplate that the closing of this Plan of Exchange shall occur promptly after all of the conditions precedent have been met or waived.

6.  Merger Clause.  This Plan of Exchange constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and such document supersedes all prior understandings or agreements between the parties hereto, whether oral or written, with respect to the subject matter hereof, all of which are hereby superseded, merged and rendered null and void.

IN WITNESS WHEREOF, The parties hereto, intending to be bound, hereby sign this Plan of Exchange below as of the date first written above.

EXERCISE FOR LIFE SYSTEMS, INC.

By: ____________________________
Adam Slazer, President

MEDIAMATIC VENTURES INC.

By: ____________________________
Jeremy Ostrowski, President

ADAM SLAZER

By: ____________________________
Adam Slazer, Majority Shareholder

JEREMY OSTROWSKI

By: ____________________________
Jeremy Ostrowski, Individually

SCHEDULE A

MEDIAMATIC VENTURES INC. SECURITY HOLDERS:

Jeremy Ostrowski                                                                ________________________________
6,145,192 “A” Voting Common

Jocelyne Hughes-Ostrowski                                               ________________________________
5,100,000 “A” Voting Common

Dennis Neiser                                                                      ________________________________
1,000,000 “A” Voting Common

Kim Neiser                                                                          ________________________________
500,000 “A” Voting Common

Brett Martin                                                                         ________________________________
100,000 “A” Voting Common

Jacqueline A. Klein                                                             ________________________________
400,000 “A” Voting Common

 iMOZI Canada, Inc.                                                             ________________________________
1,800,000 “A” Voting Common

Kelly Fox                                                                              ________________________________
20,000 “A” Voting Common

Dennis and Paulette Hughes                                                _________________*______________
375,000 “A” Voting Common

Joel and Helen Hughes                                                        _________________*______________
15,000 “A” Voting Common

Todd Hughes                                                                        _________________*______________
50,000 “A” Voting Common

Mark Morrish                                                                      _________________*______________
15,000 “A” Voting Common

Doug Berscht                                                                      _________________*______________
10,000 “A” Voting Common

Jim Wilkie                                                                          _________________*______________
5,500 “A” Voting Common

Steve Eisenberg                                                                 _________________*______________
50,000 “A” Voting Common

Greg P. Shannon                                                                _________________*______________
100,000 “A” Voting Common

*By _____________________________
       Jeremy Ostrowski, Attorney in Fact